Exhibit 99.3

Contact: Stephen Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 spurtell@sftp.com

Process to Accelerate Share Repurchase Program Initiated by Six Flags

Program Expanded by $500 Million
Company Does Not Anticipate Pursuing REIT Structure

GRAND PRAIRIE, Texas - March 30, 2017 - Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced its board of directors approved a stock repurchase plan that allows the Company to repurchase an incremental $500 million of its common stock. The Company has repurchased nearly $1.5 billion of its common stock since beginning its share repurchase program in February 2011 and has approximately $322 million available under its current plan.
“Our consistent earnings growth provides us with an opportunity to improve our capital structure and to enhance our shareholder returns,” said John Duffey, Chief Executive Officer. “Given our strong business momentum, our significant future growth prospects and our highly recurring cash flow stream, we intend to use the incremental debt proceeds from our bond offering announced today to accelerate our share repurchases, which we believe represents a tremendous value for our shareholders. At the same time, we intend to continue increasing our annual dividend at a high-single digit to low-double digit percentage rate for many years to come.”

In connection with the share repurchase announcement, the company today also announced it has completed, with input from outside financial advisors, an analysis of the costs and benefits of pursuing a spin-off of its real estate assets into a REIT and determined that it would not be in the best interests of its shareholders to proceed with such a transaction at this time. The cost of the REIT transaction, the ongoing operational complexity, the limitations on future strategic flexibility and the Company’s significant future growth opportunities were the primary factors in making the determination. However, the Company could revisit the merits of pursuing such a transaction should circumstances change.

About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.3 billion in revenue and 18 parks across the United States, Mexico and Canada. For 56 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions. For more information, visit www.sixflags.com.

Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, such as local conditions, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at our parks; risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; inability to achieve desired improvements and financial performance targets set forth in our aspirational goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks and other entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.investors.sixflags.com and on the SEC’s website at www.sec.gov.